Exhibit 23(a) - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33- _______) pertaining to the Equitable of Iowa Companies
1996 Non-Employee Directors' Stock Option Plan of our report dated February 7, 1996, with respect to the consolidated financial statements and schedules of Equitable of Iowa Companies and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                    /s/Ernst & Young LLP



Des Moines, Iowa
April 24, 1996